Exhibit 26 (g) iii. a2. 2

AMENDMENT          to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL) New York State Business Only

Original Effective Date: April 1, 2010

Reinsurer Treaty ID:

Effective April 1, 2012, (the Amendment Effective Date”), the Ceding Company is          for the GUL/GVUL pool (the “Pool”) under the Agreement,         . Reinsurer’s         . Schedule B – Reinsurance Limits of the above-referenced Agreement will be replaced with the attached Schedule B – Reinsurance Limits.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-26-12
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-26-12
Peter G. Ferris
Vice President & Actuary
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C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-26-12
Peter G. Ferris
Vice President & Actuary

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MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Emily Roman	Date:	7/23/12
Print name:	Emily Roman
Title:	2nd VP & Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Melinda A Webb	Date:	7/23/12
Print name:	Melinda A Webb
Title:	2nd VP, Treaty

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SCHEDULE B – REINSURANCE LIMITS

Basis of Reinsurance: The Ceding Company will         .

Reinsurer’s Share: Reinsurer’s percentage share         . The actual         . Reinsurer’s percentage will be         .

Limit per Individual Life: At         .

Notification: If Reinsurer is         . If the Reinsurer         . Reinsurer         .

Ceding Company’s Retention at one location: As described above, subject to         .

Concentration limit: as used in the Agreement, the         .

Issue Ages:

AMENDMENT          to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL) New York

State Business Only

Original Effective Date: April 1, 2010

Reinsurer Treaty ID:

This Agreement shall be amended as follows:

a.	This Amendment hereby terminates the reinsurance of new business on new lives effective April 20, 2013, (the “Amendment Effective Date”), under the above-referenced Agreement. All other changes allowed under the Agreement, including but not limited to any increases if they are normally applied to the existing contract/pool, shall continue to be available hereunder. All business inforce at the effective date of this Amendment shall remain reinsured hereunder until the termination, expiry, or of the underlying policy on which the reinsurance is based.

b.	Article IV-Premiums, Payments and Reports, paragraph B, shall be amended to add the following paragraph:

If the Ceding Company elects to          in accordance with Article IV – Premiums, Payments and Reports: (i) the Reinsurer          and (ii) if          to the Ceding Company.

Except as provided herein, all other terms, provisions and conditions of the above-referenced Agreement remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-13
Peter G. Ferris
Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Emily Roman	Date:	2/7/13
Print name:	Emily Roman
Title:	2nd VP & Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY.

By:	/s/ Melinda A Webb	Date:	2/7/13
Print name:	Melinda A Webb
Title:	2nd VP, Treaty